FIFTEENTH AMENDMENT
to
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        This FIFTEENTH AMENDMENT to AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 21, 2004, by and among GEHL COMPANY, a Wisconsin corporation, GEHL POWER PRODUCTS, INC., a South Dakota corporation, COMPACT EQUIPMENT ATTACHMENTS INC., a Wisconsin corporation, HEDLUND-MARTIN, INC., a Pennsylvania corporation (“Hedlund”), and MUSTANG MANUFACTURING COMPANY, INC., a Minnesota corporation (herein, separately and collectively, “Borrower” or “Gehl Company”) and GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION (formerly Deutsche Financial Services Corporation) and GE COMMERCIAL DISTRIBUTION FINANCE CANADA INC. (formerly Deutsche Financial Services Canada Corporation) (herein, separately and collectively, “Lender”).

Recitals:

A.	Borrower and Lender (or their respective predecessors in interest) are party to that Amended and Restated Loan and Security Agreement dated as of October 1, 1994 (as it has been and may be further amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the “Loan Agreement”).

B.	Borrower and Lender desire to amend the Loan Agreement and clarify certain agreements and understanding among them on the terms and conditions set forth herein

Amendment

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower and Lender hereby amend the Loan Agreement as follows:

1.       Definitions.  Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement. All references to the “Agreement” in the Loan Agreement and in this Amendment shall be deemed to be references to the Loan Agreement as it is amended hereby and as it may be further amended, restated, extended, renewed, replaced, or otherwise modified from time to time.

2.       Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date first above written if this Amendment has been duly executed by all parties hereto.

3.       Amendments

           3.1.        Maximum Line of Credit.  The lead-in to Section 2.1, Section 2.1(a) and Section 2.1(b) are each hereby deleted in their entirety and are restated as follows:

“2.1. Credit Facility. In consideration of Gehl Company’s performance of its obligations and subject to Sections 3 and 4 of this Agreement, and subject to the other terms and provisions of this Agreement, GECDF grants to Gehl Company until the Maturity Date, an aggregate credit facility in the maximum amount of $75,000,000, provided, however from and including the period March 1 through and including July 15 of each calendar year during the term of this Agreement, the amount referenced in this sentence shall be $90,000,000, and provided further, however, for the 2004 calendar year, the foregoing period shall be March 1, 2004 through and including December 31, 2004 (the “Credit Facility”), which shall be available in the form as follows:

(a) Maximum Line of Credit. In consideration of Gehl Company’s performance of its Obligations and subject to Sections 3 and 4 hereof and the other terms and provisions of this Agreement, GECDF grants to Gehl Company, until the Maturity Date, a line of credit of $75,000,000 which shall include the outstanding loans and advances under the Canadian Line, provided, however from and including the period March 1 through and including July 15 of each calendar year during the term of this Agreement, the amount referenced in this sentence shall be $90,000,000, and provided further, however, for the 2004 calendar year, the foregoing period shall be March 1, 2004 through and including December 31, 2004 (the “U.S. Line”). The U.S. Line shall be subject to the limitations contained in this Agreement. GECDF shall make available to Gehl Company a sub-limit from the U.S. Line of a fluctuating amount of Canadian Dollars which, from day-to-day, shall equal, based on the daily noon spot exchange rate of the Royal Bank of Canada, or any successor thereto (the “Exchange Rate”) $5,500,000 (the “Canadian Line”) for the period commencing on the execution of this Agreement until the Maturity Date which shall be subject to the limitations in Section 3.2 with respect Eligible Accounts payable in Canadian Dollars and Net Accounts payable in Canadian Dollars. The U.S. Line of Credit, with the sub-limit of the Canadian Line, are collectively called the “Maximum Line of Credit”; loans under the U.S. Line are called “U.S. Loans;" and loans under the Canadian Line are called “Canadian Loans.” U.S. Loans shall be repayable only in United States Dollars; and Canadian Loans shall be repayable only in Canadian Dollars. Gehl Company agrees that for purposes of determining loan availability and over-advance positions, all outstanding Canadian Loans shall be valued daily at the then-current Exchange Rate (by way of example only: if on January 1, Gehl Company borrowed $CN7,500,000 which at the time was equivalent to $5,500,000, and on January 3, the Exchange Rate changed such that $CN7,500,000 was then valued at $6,000,000, Gehl Company will be deemed over-advanced by $500,000). Any over-advance will be immediately repayable by Gehl Company upon demand by GECDF. In determining credit available at any given time for U.S. Loans pursuant to the provisions of Section 3.2 or 4.2 or Canadian Loans pursuant to the provisions of Section 3.2, Canadian Loans may be made only with respect to Eligible Accounts arising from sales payable in Canadian Dollars; and U.S. Loans may be made only with respect to Eligible Accounts, including, but not limited to, Eligible Retail Chattel Paper arising from sales payable in United States Dollars and Eligible Inventory. Gehl Company agrees that all reports, agings, records and other information provided by it pursuant to this Agreement, including, without limitation, those provided pursuant to Section 3.1, shall be in form and detail reasonably satisfactory to GECDF and separately identify Gehl Company’s Accounts payable in Canadian Dollars from those Accounts payable in United States Dollars. All references in this Agreement to “Dollars” or “$” means United States Dollars; all references in this Agreement to “$CN” or “Canadian Dollars” means Dollars of Canada.

(b) Supplement Line of Credit. GECDF shall make available to Gehl Company a Supplemental Line of Credit as a sublimit of the U.S. Line in an amount not to exceed $25,000,000 of the U.S. Line, which such Supplemental Line of Credit is also subject to the limitations contained in Section 4.2.”

4.       Effect of Amendment.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the Other Agreements, nor constitute a waiver of any provision of the Loan Agreement, any of the Other Agreements or any existing Default, nor act as a release or subordination of the security interests of Lender. Each reference in the Loan Agreement to “the Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, shall be read as referring to the Loan Agreement as amended by this Amendment.

5.       Representations and Warranties.  Borrower hereby represents and warrants to Lender as of the date hereof that (i) this Amendment has been duly authorized by Borrower’s Board of Directors pursuant to authority duly granted by Borrower’s Board of Directors, (ii) no consents are necessary from any third parties for Borrower’s execution, delivery or performance of this Amendment which have not been obtained, (iii) this Amendment constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws related to creditors rights generally or by the application of equity principles, (iv) all of the representations and warranties contained in the Loan Agreement are true and correct in all material respects with the same force and effect as if made on and as of the date of this Amendment, except that with respect to the representations and warranties made regarding financial data in the Loan Agreement, such representations and warranties are hereby made with respect to the most recent financial statements and the other financial data (in the form required by the Loan Agreement) delivered by Borrower to Lender, and (v) there exists no Default under the Loan Agreement.

6.       Reaffirmation.  Borrower hereby acknowledges and confirms that (i) the Other Agreements remain in full force and effect, (ii) the Loan Agreement is in full force and effect, (iii) Borrower has no defenses to its obligations under the Loan Agreement and the Other Agreements, (iv) the security interests of Lender secure all the Obligations under the Loan Agreement as amended by this Amendment and the Other Agreements, continue in full force and effect and have the same priority as before this Amendment, and (v) Borrower has no claim against Lender arising from or in connection with the Loan Agreement or the Other Agreements. Any and all such claims against Lender are forever discharged, released and waived by Borrower.

7.       Governing Law.  This Amendment has been executed and delivered in St. Louis, Missouri, and shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

8.       Customer Identification — USA Patriot Act Notice.  GECDF hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow GECDF and each Lender to identify the Borrowers in accordance with the Act.

9.       Section Titles.  The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.

10.     Counterparts; Facsimile Transmissions.  This Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Amendment may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

11.     Incorporation by Reference.  Borrower and Lender hereby agree that all of the terms of the Loan Agreement and the Other Agreements are incorporated in and made a part of this Amendment by this reference.

12.     Notice—Oral Commitments Not Enforceable.  The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWER AND LENDER HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER WITH RESPECT TO THE SUBJECT MATTER OF THIS AMENDMENT.

        13.     Statutory Notice-Insurance.  The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

[signature pages follow]

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

GEHL COMPANY
By:	/s/ M. J. Mulcahy
Name:	M. J. Mulcahy
Title:	Vice President & Secretary

GEHL POWER PRODUCTS, INC.
By:	/s/ M. J. Mulcahy
Name:	M. J. Mulcahy
Title:	Vice President & Secretary

COMPACT EQUIPMENT ATTACHMENTS INC.
By:	/s/ M. J. Mulcahy
Name:	M. J. Mulcahy
Title:	Vice President & Secretary

HEDLUND-MARTIN, INC.
By:	/s/ M. J. Mulcahy
Name:	M. J. Mulcahy
Title:	Vice President & Secretary

MUSTANG MANUFACTURING COMPANY, INC.
By:	/s/ M. J. Mulcahy
Name:	M. J. Mulcahy
Title:	Vice President & Secretary

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION
By:	/s/ J. Kinkenon
Name:	J. Kinkenon
Title:	Vice President

GE COMMERCIAL DISTRIBUTION FINANCE CANADA INC.
By:	/s/ Graham McAusland
Name:	Graham McAusland
Title:	Credit Manager